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INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Michigan Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series Trust

We consent to the use in Post-Effective Amendment No. 4 to Registration Statement No. 33-55576 of our report dated September 7, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



Deloitte & Touche LLP
Princeton, New Jersey
October 24, 1995